Exhibit 10.19

STANDARD INDUSTRIAL/COMMERCIAL LEASE - NET

1. Basic Provisions ("Basic Provisions")

1.1
Parties: This Lease ("Lease"), dated for reference purposes only August 28, 2008 , is made by and between  FKC HIGHLAND LLC, a Delaware limited liability company  (“Landlord”)  and Fortunet, Inc., a Nevada corporation (“Tenant"), (collectively the "Parties", or individually a "Party").

1.1.
Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Landlord under the terms of this Lease, commonly known by the street address of3000 Highland Drive, Suite E,located in the City ofLas Vegas,  State of  Nevada , with  zip code   89109-1063 , as outlined on Exhibit “A” attached hereto ("Premises") and generally described as (describe briefly the nature of the Premises): 11,618 +/- rentable square feet industrial / distribution space as part of a multi-tenant industrial park.

1.2.
In addition to Tenant's rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Project." (See also Paragraph 2).  Notwithstanding anything contained in this Lease to the contrary, the parties hereto agree and acknowledge that any statement of size, square footage, or dimension set forth in this Lease or lease proposals that may have been used in calculating rents or expense recoveries is a reasonable approximation.  All rents and/or expense recoveries based thereon is not subject to revision or modification whether or not the actual size is greater or less than stated herein

1.3.	Parking: _____15_____("Unreserved Parking Spaces"); and N/A reserved vehicle parking spaces ("Reserved Parking Spaces"). (See also Paragraph 2.6)

1.4.	Term: 60 (Lease Months)

Commencement Date: 10/1/2008 (“Commencement Date”)

Expiration Date: 9/30/2013 (“Expiration Date”)

1.5.	Early Possession: N/A ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.6.	Base Rent: Monthly Base Rent is payable in advance on the first day of each month, per Paragraph 4.1.

BASE RENT AMOUNT
FROM		TO	Monthly	Annually
10/1/2008	through	9/30/2009	$6,915.00	$82,980.00
10/1/2009	through	9/30/2010	$7,192.00	$86,304.00
10/1/2010	through	9/30/2011	$7,480.00	$89,760.00
10/1/2011	through	9/30/2012	$7,778.00	$93,336.00
10/1/2012	through	9/30/2013	$8,090.00	$97,080.00

1.7.	Tenant's Share of Common Area Operating Expenses: Four and Ninety-Two One-Hundredths percent (4.92%) ("Tenant's Share").

1.8.	Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $     See Base Rent Schedule           for the period        N/A

(b) Common Area Operating Expenses: $     1,600/mo.           for the period       2008

(c ) Security Deposit: $     6,915.00          ("Security Deposit"). (See also Paragraph 5)

1.9	Agreed Use: Manufacture, distribution, sales and administration of gaming equipment and supplies and printing of paper for gaming related uses. (See also Paragraph 6)

1.10	Insuring Party. Landlord is the "Insuring Party". (See also Paragraph 8)

1.11	Real Estate Brokers: (See also Paragraph 15)

1.12	Representation: The following real estate brokers (the "Brokers") and brokerage relationships exist in this transaction (check boxes):

□      N/A  represents Landlord exclusively ("Landlord's Broker");

□      N/A represents Tenant exclusively ("Tenant's Broker"); or

X      N/A represents both Landlord and Tenant ("Dual Agency").

1.13
Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Landlord shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of N/A or  -------- % of the total Base Rent for the brokerage services rendered by the Brokers).

1.14	Guarantor. The obligations of the Tenant under this Lease are to be guaranteed by n/a (See attached Guarantee) ("Guarantor"). (See also Paragraph 37)

1.15	Addenda and Exhibits. Attached hereto is an Addendum or Addenda and Exhibits A through E , all of which constitute a part of this Lease.

2. Premises.
2. 1 Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2. 2 Condition. Landlord shall deliver that portion of the Premises contained within the Building ('Unit") to Tenant broom clean and free of debris, “as-is,” “where-is,” and “all faults accepted” condition upon the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Tenant and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Unit, other than those constructed by Tenant, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Landlord shall, as Landlord's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Landlord's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Tenant does not give Landlord the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Tenant at Tenant's sole cost and expense (except for  the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3 Compliance. Landlord warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date ("Applicable Requirements"). Said warranty does not apply to the use to which Tenant will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Tenant. NOTE: Tenant is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate for Tenant's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Landlord shall, except as otherwise provided, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord's expense. If Tenant does not give Landlord written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("Capital Expenditure"), Landlord and Tenant shall allocate the cost of such work as follows:
(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Tenant as compared with uses by tenants in general, Tenant shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Tenant may instead terminate this Lease unless Landlord notifies Tenant, in writing, within 10 days after receipt of Tenant's termination notice that Landlord has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Tenant elects termination, Tenant shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Landlord written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Tenant could legally utilize the Premises without commencing such Capital Expenditure.
(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Tenant (such as, governmentally mandated seismic modifications), then Landlord and Tenant shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Landlord reasonably determines that it is not economically feasible to pay its share thereof, Landlord shall have the option to terminate this Lease upon 90 days prior written notice to Tenant unless Tenant notifies Landlord, in writing, within 10 days after receipt of Landlord's termination notice that Tenant will pay for such Capital Expenditure. If Landlord does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Tenant may advance such funds and deduct same, with Interest, from Rent until Landlord's share of such costs have been fully paid. If Tenant is unable to finance Landlord's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Tenant on an offset basis, Tenant shall have the right to terminate this Lease upon 30 days written notice to Landlord.
(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Tenant as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Tenant shall be fully responsible for the cost thereof, and Tenant shall not have any right to terminate this Lease.

2.4 Acknowledgements. Tenant acknowledges that: (a) it has been advised by Landlord and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Tenant's intended use, (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Landlord, Landlord's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Landlord acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Tenant's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Landlord's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Tenant as Prior Owner/Occupant. The warranties made by Landlord in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Tenant was the owner or occupant of the Premises. In such event, Tenant shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. Tenant shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Landlord may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Landlord.
(a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.
(b) Tenant shall not service or store any vehicles in the Common Areas.
(c) If Tenant permits or allows any of the prohibited activities described in this Paragraph 2.6, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

2.7 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Tenant's Rights. Landlord grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

2.9 Common Areas - Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce the Rules and Regulations as contained in Exhibit “C”, attached hereto and made a part hereof by this reference, ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Tenant agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. Landlord shall have the right, in Landlord's sole discretion, from time to time:
(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;
(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;
(d) To add additional buildings and improvements to the Common Areas;
(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and
(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.
3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Tenant totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Tenant's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3 Delay In Possession. Landlord agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Tenant by the Commencement Date. If, despite said efforts, Landlord is unable to deliver possession as agreed, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Tenant shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Tenant may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Landlord within said 10 day period, Tenant's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Tenant by the Start Date and Tenant does not terminate this Lease, as aforesaid, any period of rent abatement that Tenant would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Tenant would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Tenant. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Landlord and Tenant, in writing.

3.4 Tenant Compliance. Landlord shall not be required to tender possession of the Premises to Tenant until Tenant complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Tenant shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Landlord's election to withhold possession pending receipt of such evidence of insurance. Further, if Tenant is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Landlord may elect to withhold possession until such conditions are satisfied.

4. Rent.
4.1 Rent Defined. All monetary obligations of Tenant to Landlord under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

4.2 Common Area Operating Expenses. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:
(a) "Common Area Operating Expenses" are defined, for purposes of this Lease, as all costs incurred by Landlord relating to the ownership and operation of the Project, including, but not limited to, the following:
(i) The operation, repair and maintenance, in neat, clean, good order and condition of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.
(cc) Any fire detection and/or sprinkler systems.
(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.
(iii) Trash disposal, pest control services, property management security services, and the costs of any environmental inspections.
(iv) Reserves set aside for maintenance and repair of Common Areas.
(v) Real Property Taxes (as defined in Paragraph 10).
(vi) The cost of the premiums for the insurance maintained by Landlord pursuant to Paragraph 8.
(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(viii) The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Landlord shall allocate the cost of any such Capital Expenditure over a 12 year period and Tenant shall not be required to pay more than Tenant's Share of 1/144th of the cost of such Capital Expenditure in any given month.

(ix) Any other services to be provided by Landlord that are stated elsewhere in this Lease to be a Common Area Operating Expense.
(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building.  However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Landlord to all buildings in the Project.
(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the Project already has the same, Landlord already provides the services, or Landlord has agreed elsewhere in this Lease to provide the same or some of them.
(d) Tenant's Share of Common Area Operating Expenses shall be payable by Tenant within 10 days after a reasonably detailed statement of actual expenses is presented to Tenant. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Tenant's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Landlord shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Landlord shall deliver to Tenant within 60 days after the expiration of each calendar year a reasonably detailed statement showing Tenant's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Tenant's payments under this Paragraph 4.2(d) during the preceding year exceed Tenant's Share as indicated on such statement, Landlord shall credit the amount of such over-payment against Tenant's Share of Common Area Operating Expenses next becoming due. If Tenant's payments under this Paragraph 4.2(d) during the preceding year were less than Tenant's Share as indicated on such statement, Tenant shall pay to Landlord the amount of the deficiency within 10 days after delivery by Landlord to Tenant of the statement.

4.3 Payment. Tenant shall cause payment of Rent to be received by Landlord in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Landlord at its address stated herein or to such other persons or place as Landlord may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Landlord's rights to the balance of such Rent, regardless of Landlord's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Tenant to Landlord is dishonored for any reason, Tenant agrees to pay to Landlord the sum of $25 in addition to any late charges which may be due.

5. Security Deposit. Tenant shall deposit with Landlord upon execution hereof the Security Deposit as security for Tenant's faithful performance of its obligations under this Lease. If Tenant fails to pay Rent, or otherwise Defaults under this Lease, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, expense, loss or damage which Landlord may suffer or incur by reason thereof. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall within 10 days after written request therefor deposit monies with Landlord sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Tenant shall, upon written request from Landlord, deposit additional monies with Landlord so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Tenant or to accommodate a subTenant or assignee, Landlord shall have the right to increase the Security Deposit to the extent necessary, in Landlord's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Tenant occurs during this Lease and following such change the financial condition of Tenant is, in Landlord's reasonable judgment, significantly reduced, Tenant shall deposit such additional monies with Landlord as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Landlord shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Landlord elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Landlord shall return that portion of the Security Deposit not used or applied by Landlord. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Tenant under this Lease.

6. Use.
6.1 Use. Tenant shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Landlord shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Landlord elects to withhold consent, Landlord shall within 7 days after such request give written notification of same, which notice shall include an explanation of Landlord's objections to the change in the Agreed Use.

6.2 Hazardous Substances.
(a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord and timely compliance (at Tenant's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous
Substance.
(c) Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Tenant, or any third party.
(d) Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord, its agents, employees, lenders and ground Landlord, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant, or any third party (provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project).  Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.
(e) Landlord Indemnification. Landlord and its successors and assigns shall indemnify, defend, reimburse and hold Tenant, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Landlord's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
(f) Investigations and Remediations. Landlord shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Tenant's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Tenant shall be responsible for such payment. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord's agents to have reasonable access to the Premises at reasonable times in order to carry out Landlord's investigative and remedial responsibilities.
(g) Landlord Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Landlord's rights under Paragraph 6.2(d) and Paragraph 13), Landlord may, at Landlord's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Tenant, within 30 days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance Condition, of Landlord's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Landlord elects to give a termination notice, Tenant may, within 10 days thereafter, give written notice to Landlord of Tenant's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Landlord shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Landlord's notice of termination.

6. 3 Tenant's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Tenant shall, at Tenant's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Tenant shall, within 10 days after receipt of Landlord's written request, provide Landlord with copies of all permits and other documents, and other information evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements.

6. 4 Inspection; Compliance. Landlord and Landlord's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease. The cost of any such inspections shall be paid by Landlord, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
7. 1 Tenant's Obligations.
(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Tenant's Compliance with Applicable Requirements), 7.2 (Landlord's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Tenant shall, at Tenant's sole expense, keep the Premises, Utility Installations (intended for Tenant's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Tenant's obligations shall include restorations , replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.
(b) Service Contracts. Tenant shall, at Tenant's sole expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Landlord. However, Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the cost thereof.
(c ) Failure to Perform. If Tenant fails to perform Tenant's obligations under this Paragraph 7.1, Landlord may enter upon the Premises after 10 days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf, and put the Premises in good order, condition and repair, and Tenant shall promptly reimburse Landlord for the cost thereof.
(d) Replacement. Subject to Tenant's indemnification of Landlord as set forth in Paragraph 8.7 below, and without relieving Tenant of liability resulting from Tenant's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Landlord, and the cost thereof shall be prorated between the Parties and Tenant shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Tenant shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Landlord's accountants. Tenant may, however, prepay its obligation at any time.

7. 2 Landlord's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Tenant's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Landlord shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Landlord be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7. 3 Utility Installations; Trade Fixtures; Alterations.
(a) Definitions. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises.  The term "Trade Fixtures" shall mean Tenant's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Tenant Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Paragraph 7.4(a).
(b) Consent. Tenant shall not make any Alterations or Utility Installations to the Premises without Landlord's prior written consent. Tenant may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Landlord, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Tenant shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Landlord. Landlord may, as a precondition to granting such approval, require Tenant to utilize a contractor chosen and/or approved by Landlord.  Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. Consent shall be deemed conditioned upon Tenant's: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Landlord may condition its consent upon Tenant providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Tenant's posting an additional Security Deposit with Landlord.
(c) Indemnification. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or any interest therein. Tenant shall give Landlord not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility. If Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Landlord shall require, Tenant shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same. If Landlord elects to participate in any such action, Tenant shall pay Landlord's attorneys' fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.
(a) Ownership. Subject to Landlord's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Tenant shall be the property of Tenant, but considered a part of the Premises. Landlord may, at any time, elect in writing to be the owner of all or any specified part of the Tenant Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Tenant Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Landlord and be surrendered by Tenant with the Premises.
(b) Removal. By delivery to Tenant of written notice from Landlord not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Landlord may require that any or all Tenant Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Landlord may require the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without the required consent.
(c) Surrender; Restoration. Tenant shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Tenant shall surrender the Premises in the same condition as delivered to Tenant on the Start Date with NO allowance for ordinary wear and tear. Tenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Tenant owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Tenant. Tenant shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Tenant, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Tenant to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant. The failure by Tenant to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Landlord shall constitute a holdover under the provisions of Paragraph 26 below.

8. Insurance; Indemnity.
8.1       Liability Insurance-Tenant. Without limiting the insurance requirements  contained in Exhibit “D” attached hereto, Tenant shall, at all Tenant’s expense, obtain and keep in force during the term of this Lease a policy of Comprehensive General Liability insurance utilizing an Insurance Services Office Standard Form with Broad Form General Liability Endorsement, in an amount of not less than $1,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Landlord and shall insure Tenant with Landlord and Landlord’s asset management and property management companies as an additional insureds against liability arising out of the use, occupancy or maintenance of the Premises.  Compliance with the above requirement shall not limit the liability of Tenant hereunder.

8.2       Property Insurance-Tenant.   Without limiting the insurance requirements contained in Exhibit “D” attached hereto, Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, replacement cost fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant’s personal property, fixtures, equipment and tenant improvements.

8.3       Insurance Policies. Without limiting the insurance requirements contained in Exhibit “D” attached hereto, Tenant shall deliver to Landlord copies of liability insurance policies required under Paragraph 8.1 or certificates evidencing the existence and amounts of such insurance prior to Tenant’s possession of the Premises.  Additionally, Tenant shall deliver to Landlord the certificates showing the additional insureds set forth  in Paragraph 5 of Exhibit “D.”  No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord.  Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof.

8.4       Waiver of Subrogation. Tenant hereby releases and relieves Landlord, and waives Tenant’s entire right of recovery against Landlord, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by Tenant, whether due to the negligence of Landlord or their agents, employees, contractors and/or invitees.  If necessary, all property insurance policies required under this Lease shall be endorsed to so provide.

8.5       Assumption of Risk and Indemnification.
(a) Assumption of Risk. Tenant, as a material part of the consideration to Landlord, agrees that neither Landlord nor Landlord partners, members, officers, directors, employees, agents, attorneys, lenders, successors and assigns (collectively, "Landlord Indemnified Parties") shall be liable to Tenant for, and Tenant expressly assumes the risk of and waives any and all claims it may have against Landlord or any Landlord Indemnified Parties with respect to, (i) any and all damage to property or injury to persons in, upon or about the Premises or the Industrial Project resulting from the act or omission (except for the grossly negligent or intentionally wrongful act or omission) of Landlord, (ii) any such damage caused by other tenants or persons in or about the Industrial Project, or caused by quasi-public work, (iii) any damage to property entrusted to employees of the Industrial Project, (iv) any loss of or damage to property by theft or otherwise, or (v) any injury or damage to persons or property resulting from any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Industrial Project or any other portion of the Common Areas or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness.  Neither Landlord nor any Landlord Indemnified Parties will be liable for consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or Tenant’s agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, "Tenant's Parties") or for interference with light. Tenant agrees to give prompt notice to Landlord in case of fire or accidents in the Premises or the Office  Building, or of defects therein or in the fixtures or equipment.
(b) Indemnification. Tenant will be liable for, and agrees, to the maximum extent permissible under applicable law, to promptly indemnify, protect, defend and hold harmless Landlord and all Landlord Indemnified Parties (defined in 8.5(a) above), from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs including attorneys' fees and court costs (collectively, "Indemnified Claims"), arising or resulting from (i) any act or omission of Tenant or any Tenant Parties; (ii) the use of the Premises, Common Areas, or the Industrial Project and conduct of Tenant's business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Industrial Project or elsewhere; and/or (iii) any default by Tenant of any obligations on Tenant's part to be performed under the terms of this Lease.  In case any claim, action or proceeding is brought against Landlord or any Landlord Indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, agrees to promptly defend the same at Tenant's sole cost and expense by counsel approved in writing by Landlord, which approval Landlord will not unreasonably withhold.
(c) Survival; No Release of Insurers. Tenant's indemnification obligations under Subparagraph 8.5(b) will survive the expiration or earlier termination of this Lease. Tenant's covenants, agreements and indemnification obligations arising pursuant to Subparagraphs 8.5 (a) and 8.5 (b) above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

8.6       No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified in this Paragraph 8 are adequate to cover Tenant’s property or obligations under this Lease.

8.7       Failure to Maintain Insurance.  For any period or periods in which Tenant fails to maintain any insurance required by this Lease, or, if after ten (10) days following the Commencement Date, Tenant has not provided Landlord with the Additional Insured-Manager’s or Landlord’s, or other required additional Insured Endorsements required to be submitted pursuant to this Lease, without further notice, Base Rent shall be automatically increased by Two Hundred and Fifty Dollars ($250.00) per month, until such time as Tenant complies with the insurance provisions of this Lease.  Notwithstanding anything contained herein to the contrary, the foregoing shall not be construed, interpreted, or deemed (i) a waiver of any default created by reason of Tenant’s failure to provide the insurance certificates and endorsements called for in this Lease; (ii) limit any other right or remedy of Landlord; (iii) relieve Tenant of its obligations regarding maintenance of insurance as provided by the Lease; or (iv) be considered a policy of insurance in favor of Tenant.  Landlord and Tenant agree the additional monthly charge described herein represents a fair and reasonable estimate of the additional administrative costs Landlord will incur by reason of any failure by Tenant to provide the required insurance documentation to Landlord.

9. Damage or Destruction.
9. 1 Definitions.
(a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Tenant Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Landlord shall notify Tenant in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(b) "Premises Total Destruction" shall mean damage or destruction to the improvements on the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month's Base Rent. Landlord shall notify Tenant in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
(e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.
9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's expense, repair such damage (but not Tenant's Trade Fixtures or Tenant Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Tenant shall, at Landlord's election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Landlord shall make any applicable insurance proceeds available to Tenant on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Landlord shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Tenant provides Landlord with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Landlord receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Landlord may nevertheless elect by written notice to Tenant within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Landlord paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Tenant shall not be entitled to reimbursement of any funds contributed by Tenant to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9. 3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may either: (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within 30 days after receipt by Landlord of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Landlord elects to terminate this Lease, Tenant shall have the right within 10 days after receipt of the termination notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage without reimbursement from Landlord. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9. 4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord's damages from Tenant, except as provided in Paragraph 8.6.

9. 5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Landlord may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Tenant within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend this Lease or to purchase the Premises, then Tenant may preserve this Lease by, (a) exercising such option and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Tenant's receipt of Landlord's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Tenant's option shall be extinguished.

9.6 Abatement of Rent; Tenant's Remedies.
(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for
which Tenant is not responsible under this Lease, the Rent payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired, but not to exceed the proceeds received from the
Rental Value insurance. All other obligations of Tenant hereunder shall be performed by Tenant, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b) Remedies. If Landlord shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any Lenders of which Tenant has actual notice, of Tenant's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Tenant gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9. 7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord. Landlord shall, in addition, return to
Tenant so much of Tenant's Security Deposit as has not been, or is not then required to be, used by Landlord.

9. 8 Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the
Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. Real Property Taxes.
10. 1 Definition. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or major structural defects pre-existing Tenant's occupancy, or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Project, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 Payment of Taxes. Landlord shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10. 3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other Tenants or by Landlord for the exclusive enjoyment of such other Tenants. Notwithstanding Paragraph 10.2 hereof, Tenant shall, however, pay to Landlord at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Tenant or at Tenant's request.

10. 4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

10. 5 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises. When possible, Tenant shall cause its Tenant Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant's property within 10 days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11. Utilities. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Landlord's sole judgment, Landlord determines that Tenant is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Tenant is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Landlord may increase Tenant's Base Rent by an amount equal to such increased costs.

12. Assignment and Subletting.
12. 1 Landlord's Consent Required.
(a) Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent.
(b) A change in the control of Tenant shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Tenant shall constitute a change in control for this purpose.
(c) The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the Net Worth of Tenant by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Landlord has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Landlord may withhold its consent. "Net Worth of Tenant" shall mean the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles.
(d) An assignment or subletting without consent shall, at Landlord's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Landlord elects to treat such unapproved assignment or subletting as a noncurable Breach, Landlord may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Tenant shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.
(e) Tenant's remedy for any breach of Paragraph 12.1 by Landlord shall be limited to compensatory damages and/or injunctive relief.

12. 2 Terms and Conditions Applicable to Assignment and Subletting.
(a) Regardless of Landlord's consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or subTenant of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder, or (iii) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant.
(b) Landlord may accept Rent or performance of Tenant's obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for Tenant's Default or Breach.
(c) Landlord's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
(d) In the event of any Default or Breach by Tenant, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of Tenant's obligations under this Lease, including any assignee or subTenant, without first exhausting Landlord's remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.
(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subTenant, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or 10% of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Landlord's considering and processing said request. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested.
(f) Any assignee of, or subTenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented to in writing.
(g) Landlord's consent to any assignment or subletting shall not transfer to the assignee or subTenant any Option granted to the original Tenant by this Lease unless such transfer is specifically consented to by Landlord in writing. (See Paragraph 39.2)

12. 3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all Rent payable on any sublease, and Landlord may collect such Rent and apply same toward Tenant's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Tenant's obligations, Tenant may collect said Rent. Landlord shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the subTenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subTenant. Tenant hereby irrevocably authorizes and directs any such subTenant, upon receipt of a written notice from Landlord stating that a Breach exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all Rent due and to become due under the sublease. SubTenant shall rely upon any such notice from Landlord and shall pay all Rents to Landlord without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Tenant to the contrary.
(b) In the event of a Breach by Tenant, Landlord may, at its option, require subTenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the subLandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subTenant to such subLandlord or for any prior Defaults or Breaches of such subLandlord.
(c) Any matter requiring the consent of the subLandlord under a sublease shall also require the consent of Landlord.
(d) No subTenant shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.
(e) Landlord shall deliver a copy of any notice of Default or Breach by Tenant to the subTenant, who shall have the right to cure the Default of Tenant within the grace period, if any, specified in such notice. The subTenant shall have a right of reimbursement and offset from and against Tenant for any such Defaults cured by the subTenant.

13. Default; Breach; Remedies.
13. 1 Default; Breach. A "Default" is defined as a failure by the Tenant to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Tenant to cure such Default within any applicable grace period:
(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
(b) The failure of Tenant to make any payment of Rent or any Security Deposit required to be made by Tenant hereunder, whether to Landlord or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Tenant.
(c) The failure by Tenant to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Tenant.
(d) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Tenant's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(f) The discovery that any financial statement of Tenant or of any Guarantor given to Landlord was materially false.
(g) If the performance of Tenant's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Tenant's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Tenant fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant upon receipt of invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made by Tenant to be by cashier's check. In the event of a Breach, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach:
(a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Landlord to mitigate damages caused by Tenant's Breach of this Lease shall not waive Landlord's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Tenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.
(b) Continue the Lease and Tenant's right to possession and recover the Rent as it becomes due, in which event Tenant may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord's interests, shall not constitute a termination of the Tenant's right to possession.
(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions", shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said Breach by Tenant. The acceptance by Landlord of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by any Lender. Accordingly, if any Rent shall not be received by Landlord within 5 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Landlord's option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Landlord.
(a) Notice of Breach. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Landlord, and any Lender whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than 30 days are reasonably required for its performance, then Landlord shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
(b) Performance by Tenant on Behalf of Landlord. In the event that neither Landlord nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Tenant may elect to cure said breach at Tenant's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Tenant's right to reimbursement from Landlord. Tenant shall document the cost of said cure and supply said documentation to Landlord.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Tenant's Reserved Parking Spaces, is taken by Condemnation, Tenant may, at Tenant's option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Tenant shall be entitled to any compensation for Tenant's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Tenant, for purposes of Condemnation only, shall be considered the property of the Tenant and Tenant shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Landlord shall repair any damage to the Premises caused by such Condemnation.

15. Brokerage Fees.
15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Landlord and the Brokers otherwise agree in writing, Landlord agrees that: (a) if Tenant exercises any Option, (b) if Tenant acquires from Landlord any rights to the Premises or other premises owned by Landlord and located within the Project, (c) if Tenant remains in possession of the Premises, with the consent of Landlord, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Landlord shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.

15.2 Assumption of Obligations. Any buyer or transferee of Landlord's interest in this Lease shall be deemed to have assumed Landlord's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Landlord fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Landlord fails to pay any amounts to Tenant's Broker when due, Tenant's Broker may send written notice to Landlord and Tenant of such failure and if Landlord fails to pay such amounts within 10 days after said notice, Tenant shall pay said monies to its Broker and offset such amounts against Rent. In addition, Tenant's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Landlord and Landlord's Broker for the limited purpose of collecting any brokerage fee owed.

15.3 Representations and Indemnities of Broker Relationships. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. Estoppel Certificates.
(a) Each Party (as "Responding Party") shall within 10 days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Landlord is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
(c) If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Landlord. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, means and includes only the owner or owners, at the time in question, of the fee title of the Premises or the Tenants under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title (other than a transfer for security purposes only), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) will be automatically relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, so long as the transferee assumes in writing all such covenants and obligations of Landlord arising after the date of such transfer. Landlord and Landlord's transferees and assignees have the absolute right to transfer all or any portion of their respective title and interest in the Industrial Project, the Building, the Premises and or this Lease without the consent of Tenant, and such transfer or subsequent transfer will not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Landlord Liability. Notwithstanding anything in this Lease to the contrary, and in consideration of the benefits accruing hereunder to Tenant, Tenant on behalf of itself and all successors and assigns of Tenant covenants and agrees that, in the event of any actual or alleged failure, breach, claim, damage, cause of action or obligation or default hereunder by Landlord: (a) Tenant's recourse against Landlord for monetary damages will be limited to Landlord's interest in the Building including, subject to the prior rights of any Mortgagee, Landlord's interest in the rents of the Building and any insurance proceeds payable to Landlord; (b) except as may be necessary to secure jurisdiction of a partnership or limited liability company, no partner, investor, trustee, director, officer, employee, agent, shareholder, advisor, manager, or member of Landlord (collectively referred to as “Landlord Party”) shall be sued or named as a party in any suit or action and no service of process shall be made against any Landlord Party; (c) no Landlord Party shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any Landlord Party and any judgment taken against any Landlord Party  may be vacated and set aside at any time after the fact; (e) no writ of execution will be levied against the assets of any Landlord Party; (f) the obligations under this Lease do not constitute personal obligations of the individual Landlord Party, and Tenant shall not seek recourse against the individual Landlord Party or any of their personal assets for satisfaction of any liability in respect to this Lease; and (g) these covenants and agreements are enforceable both by Landlord and also by any  Landlord Party.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.  This Lease may be modified in writing only signed by the parties in interest at the time of the modification.  Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the real estate broker listed in Paragraph 1.10 hereof nor any cooperating broker on this transaction nor the Landlord or any employee or agents of any of said person has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of the Premises or the Industrial Project and Tenant acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23. Notices.
23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice. A copy of all notices to Landlord shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Landlord shall not be a waiver of any Default or Breach by Tenant. Any payment by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.
(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Landlord or Tenant should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Landlord and Tenant acknowledge being advised by the Brokers in this transaction, as follows:
(i) Landlord's Agent. A Landlord's agent under a listing agreement with the Landlord acts as the agent for the Landlord only. A Landlord's agent or subagent has the following affirmative obligations: To the Landlord: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Landlord. To the Tenant and the Landlord: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(ii) Tenant's Agent. An agent can agree to act as agent for the Tenant only. In these situations, the agent is not the Landlord's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Landlord. An agent acting only for a Tenant has the following affirmative obligations. To the Tenant: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Tenant. To the Tenant and the Landlord: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(iii) Agent Representing Both Landlord and Tenant. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Landlord and the Tenant in a transaction, but only with the knowledge and consent of both the Landlord and the Tenant. In a dual agency situation, the agent has the following affirmative obligations to both the Landlord and the Tenant: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Landlord or the Tenant. (b) Other duties to the Landlord and the Tenant as stated above in subparagraphs (i) or (ii). In representing both Landlord and Tenant, the agent may not without the express permission of the respective Party, disclose to the other Party that the Landlord will accept rent in an amount less than that indicated in the listing or that the Tenant is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Landlord or Tenant from the responsibility to protect their own interests. Landlord and Tenant should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.
(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
(c) Buyer and Seller agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Tenant holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.
30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Tenant agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Tenant, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Landlord transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Tenant shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Tenant and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof, and (ii) Landlord shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Landlord's obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior Landlord or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Tenant might have against any prior Landlord, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior Landlord.

30.3 Non-Disturbance. With respect to Security Devices entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Tenant's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Landlord shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Landlord is unable to provide the Non-Disturbance Agreement within said 60 days, then Tenant may, at Tenant's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Landlord shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Landlord's Access; Showing Premises; Repairs. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem necessary. All such activities shall be without abatement of rent or liability to Tenant. Landlord may at any time place on the Premises any ordinary "For Sale" signs and Landlord may during the last 6 months of the term hereof place on the Premises any ordinary "For Lease" signs. Tenant may at any time place on the Premises any ordinary "For Sublease" sign.

33. Auctions. Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord's prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Except for ordinary "For Sublease" signs which may be placed only on the Premises, Tenant shall not place any sign upon the Project without Landlord's prior written consent. All signs must comply with all provisions as contained in Exhibit “B” attached hereto and made a part hereof by this reference.

35. Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Landlord may elect to continue any one or all existing subtenancies. Landlord's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor. Landlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. The failure to specify herein any particular condition to Landlord's consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.
37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Tenant under this Lease.

37.2 Default. It shall constitute a Default of the Tenant if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Tenant of the Rent and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Tenant is granted an option, as defined below, then the following provisions shall apply.
39. 1 Definition. "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord; (b) the right of first refusal or first offer to lease either the Premises or other property of Landlord; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Landlord.
39. 2 Options Personal To Original Tenant. Any Option granted to Tenant in this Lease is personal to the original Tenant, and cannot be assigned or exercised by anyone other than said original Tenant and only while the original Tenant is in full possession of the Premises and, if requested by Landlord, with Tenant certifying that Tenant has no intention of thereafter assigning or subletting.
39.3 Multiple Options. In the event that Tenant has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
39. 4 Effect of Default on Options.
(a) Tenant shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Tenant), (iii) during the time Tenant is in Breach of this Lease, or (iv) in the event that Tenant has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c) An Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Tenant fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Landlord to give notice thereof), (ii) Landlord gives to Tenant 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) if Tenant commits a Breach of this Lease.

40. Security Measures. Tenant hereby acknowledges that the Rent payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

41. Reservations. Landlord reserves the right: (i) to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Tenant's obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Multiple Parties. If more than one person or entity is named herein as either Landlord or Tenant, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. Waiver of Jury Trial. The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is is not attached to this Lease.

50. No Oral Agreement.  This Lease covers in full each and every agreement of every kind or nature whatsoever between the parties and their respective agents and representatives hereto concerning this lease, and all preliminary negotiations and agreements of whatsoever kind or nature are merged herein, and there are no oral agreements or implied covenants.  Landlord specifically does not warrant that any other occupancy, present or future, in the Industrial Project of which the Premises are a part, shall remain an occupant during the term of this lease.

51.   Nondisclosure of Lease Terms.   Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants.  Accordingly, Tenant, Tenant’s partners, managers, members, officers, directors, employees, agents and attorneys agree they shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Industrial Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

52.       Americans with Disabilities Act.  Landlord agrees to be responsible for and shall pay all remedial costs associated with, and shall use commercially reasonable diligence in complying with, the Americans with Disabilities act ("ADA"), as it relates to the Common Areas of the Building only, based solely on requirements existing and imposed on Landlord as of the Commencement Date.  Any changes, modifications, rehabilitation or repair to the Common Area required by any amendment to ADA or any regulations thereunder which are enacted or become effective after the Commencement Date, shall be Landlord's responsibility, but the cost thereof shall be an Operating Expense for purposes of this Lease.  Notwithstanding anything contained herein to the contrary,  Landlord shall have no duty, obligation or responsibility, nor shall Landlord be obligated to expend any moneys over and above the work specified in the Work Letter to make the Premises comply with any requirements of ADA or any other similar laws, including life-fire safety codes, physical handicap codes and/or earthquake safety codes.

53. Legal Advice; Neutral Interpretation; Headings. Each party has received independent legal advice from their attorneys with respect to the advisability of executing this Lease and the meaning of the provisions hereof. The provisions of this Lease shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Lease are for convenience of reference only and shall not be used in construing this
Lease.

54. Joint Drafting:  This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.  Landlord and Tenant acknowledge that they have been represented, or have had the opportunity to be represented, by counsel of their own choice.  Neither Landlord and Tenant is relying upon any legal advice from the other party's counsel regarding the subject matter hereof.  Both parties acknowledge that they understand the terms and conditions of this Lease and the terms and conditions of all other documents and agreements executed in connection herewith and that they sign the same freely.  Neither Landlord nor Tenant shall deny the enforceability of any provision of this Lease or any of the other documents or agreements executed in connection herewith on the  basis that it did not have legal counsel or that it did not understand any such term or condition.  This Lease and any ambiguities or uncertainties contained in this Lease shall be equally and fairly interpreted for the benefit of and against all parties to this Lease and shall further be construed and interpreted without reference to the identity of the party or parties preparing this document, it being expressly understood and agreed that the parties hereto participated equally in the negotiation and preparation of this Lease or have had equal opportunity to do so.  Accordingly, the parties hereby waive the legal effect of of any successor and/or amended statute which in part states that in cases of uncertainty, the language of the contract should be interpreted most strongly against the party who caused the uncertainty to exist.  The captions used herein are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions hereof.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY THE EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

Dated:  ___________

LANDLORD:

FKC HIGHLAND, LLC,
a Delaware limited liability company

By:  FKC LLC,
a  California limited liability company,
its sole member

By:  Kraemer VI, Inc.,
a California corporation,
its manager

________________
Brett S. Albrecht
Managing Director
Dated: ___________ TENANT: FORTUNET, INC. a Nevada corporation By:_______________________ Print Name Its By:_______________________ Print Name Its

  LEASE ADDENDUM

Parties: This Lease Addendum ("Lease Addendum"), which references that certain Lease dated August 11th, 2008 , is made by and between  FKC HIGHLAND LLC, a Delaware limited liability company  (“Landlord”)  and Fortunet, Inc., a Nevada corporation (“Tenant"), (collectively the "Parties", or individually a "Party").

55. CONDITION OF PREMISES
The Premises shall be delivered to Tenant in its current “As-Is, “Where-is”, with all Faults Accepted” condition.

56.       EARLY OCCUPANCY
Upon receipt of Tenant’s insurance as outlined per the Lease dated August 11, 2008, Landlord shall grant Tenant occupancy of the Premises free ofall monthly rental and CAM charges for the period of September 1, 2008 through September 30, 2008 prior to the Commencement Date of theLease.  Tenant’s obligation to pay for all separately metered utilities shall commence upon delivery of possession.

58.       REASONABLE DOCUMENTATION
Landlord shall provide reasonable documentation supporting any Operating Expense pass-through calculation and/or year-end reconciliation throughout the term of the Lease.

Dated:  ___________

LANDLORD:

FKC HIGHLAND, LLC,
a Delaware limited liability company

By:  FKC LLC,
a  California limited liability company,
its sole member

By:  Kraemer VI, Inc.,
a California corporation,
its manager

__________________________________
__________________________________

Dated: ___________ TENANT: FORTUNET, INC. A Nevada corporation By:_______________________ Print Name Its By:_______________________ Print Name Its

EXHIBIT A

PREMESIS

HIGHLAND INDUSTRIAL CENTER

 EXHIBIT B
SIGNAGE PROGRAM

TENANT SIGN CRITERIA

INTRODUCTION

The signage criteria contained in this Exhibit “B” (“Tenant Sign Criteria”) provides design standards and specifications that assure consistency in quality, color, size, placement, typestyle and configuration for Tenant signs throughout the Industrial Building Project.  Tenant signs shall be carefully designed, fabricated and installed to equal or exceed the standards normally associated with commercial signage.  Landlord reserves the sole right to modify, change, or eliminate all or part of the Tenant Sign Criteria at any time by written notice to Tenant.

SUBMITTALS AND APPROVALS

1.	Prior to sign fabrication and submittal for permit, Tenant shall submit for Landlord’s approval three (3) complete sets of working drawings. Such submissions shall include:
a)	Elevation of building and/or storefront showing design, location, size and layout of sign, drawn to scale, indicating dimensions, attachment devices and construction detail
b)
Colored elevations showing colors and materials including building fascia, letters faces, returns, and other details of construction as requested by Landlord.  This section may be omitted if Tenant conforms with the supplemental signage criteria, if any, provided by Landlord during the Term of the Lease.  Section through letter and/or sign panel showing the dimensioned projection of the face of the letter and/or sign panel and the illumination.

2.	All Tenant sign submittals shall be reviewed by Landlord and/or its agent for conformance with the provisions of these signage criteria.

3.
If required during the permit process, Tenant shall also submit sign drawings for approval to the appropriate association review committee and provide to the City and Landlord a copy of the letter of approval.

4.
Within ten (10) business days after receipt of Tenant’s working drawings, Landlord shall either approve the submittal contingent upon any required modifications or disapprove Tenant’s sign submittal, which approval or disapproval shall remain the sole right and discretion of Landlord.  Tenant must continue to resubmit rejected plans until approval is obtained.  A full set of final plans must be approved and stamped by Landlord prior to permit application and sign fabrication.

5.
Following Landlord’s approval of proposed signage, Tenant or Tenant’s agent shall submit to the appropriate governmental agency all sign plans signed by Landlord and applications for all permits for fabrication and installation by sign contractor.  Tenant shall furnish Landlord with a copy of said permits prior to installation of Tenant’s sign(s).

6.
Fabrication and installation of all signs shall be performed in accordance with the standards and specifications outlined in these criteria, the final approved plans and working drawings, and all applicable codes and regulations.

7.
Tenant shall install the approved signage within 30 days after receipt of permit.    If signage is not in place by that date, Landlord may order fabrication and installation on Tenant’s behalf.  Tenant shall reimburse Landlord for these costs.

TENANT’S RESPONSIBILITIES

Tenant shall be responsible for all expenses relating to signage for the Premises including, but not limited to:

1.	100% of costs for permit processing and application fees
2.	100% of costs for sign fabrication and installation
3.	All costs relating to signage removal, including repair of any damage to the building

NON-CONFORMING SIGNS

Landlord may, at its sole discretion and at Tenant’s expense, correct, replace or remove any sign that is installed without written approval and/or that is deemed not to be in conformance with the plans as submitted and approved by Landlord.

PROHIBITED SIGNS

Only those sign types provided for herein and specifically approved in writing by the Landlord will be allowed.  The following signs are prohibited:

1.	Temporary wall signs, pennants, flags, banners, inflatable displays or sandwich boards. (Except if approved in advance and in writing by the Landlord).
2.	Window signs except where specifically approved by Landlord under the Lease.
3.	Exposed junction boxes, transformers, lamps, tubing, conduits, raceways or neon crossovers of any type.
4.	Signs using “Trim Cap” retainers that do not match the color of letter and logo returns.
5.	Pre-manufactured signs, such as franchise signs, that have not been modified to meet these criteria.
6.	Paper, cardboard or styrofoam signs, stickers, or decals hung around, on or behind Premises.
7.	Simulated materials (i.e., wood grained plastic laminates, etc.) or wall covering.
8.	Animated lights or other “moving” sign components, except where specifically provided by the approved sign plan.
9.	Internally illuminated awning backgrounds.
10.	Roof top signs, signs projecting above roof lines or parapets, signs on mansard roofs or equipment screens.
11.	Advertising or promotional signs affixed to parked vehicles and/or put on the sidewalks or in the landscaped areas.

EXHIBIT C
RULES AND REGULATIONS

A. General Rules and Regulations. The following rules and regulations govern the use of the Building and the Common Areas. Tenant will be bound by such rules and regulations and agrees to cause Tenants Parties to observe the same.

1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, stickers, banners, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant and under the direction of Landlord by a person or company designated or approved by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises, including, without limitation, stickers, tinting materials, foil shades, blinds or screens.

3. Tenant will not obstruct any sidewalks, passages, exits or entrances of the Project. The sidewalks, passages, exits and entrances are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building.

4. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material or goods, peddling, sales and displays of products, goods and wares in all portions of the Project except for such activities as may be expressly permitted under the Lease. Landlord reserves the right to restrict and regulate the use of the Common Areas of the Project by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's premises for such purposes.

5. Landlord reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

6. Landlord reserves the right to approve companies providing cleaning and janitorial services for the Premises. Tenant will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

7. Landlord will furnish Tenant, free of charge, with two keys to each exterior entry door lock to the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant.

8. If Tenant requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it will first obtain Landlord's written approval, and comply with, Landlord's reasonable rules and requirements applicable to such services, which may include separate licensing by, and fees paid to, Landlord, as well as all federal, state, and local regulations. Tenant will not transmit or receive any electromagnetic, microwave or other radiation which may be harmful or hazardous to any person or property in or about the Premises or elsewhere within the Project.

9. No deliveries will be made which impede or interfere with other tenants or the operation of the Building.

10. Tenant will not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant will not sleep, cook or wash clothes in the Premises or use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, intense glare, light or heat, nor will Tenant bring into or keep in or about the Premises any birds or animals.

11. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building. Without the written consent of Landlord, Tenant will not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant except as to Tenant's address.

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the tenant who, or whose employees or invitees, violate this rule.

13. Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant will not make any building-to-building solicitation of business from other tenants in the Project. Tenant will not use the Premises for any business or activity other than that specifically provided for in this Lease. Tenant will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

14. Except for the ordinary hanging of pictures and wall decorations, Tenant will not mark, drive nails partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except as expressly permitted by this Lease. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be installed into the Premises. Tenant will not cut or bore holes for wires. Tenant will not affix any floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant shall, at Tenant’s sole cost and expense,  repair any damage resulting from noncompliance with this or any other rule set forth herein.

15. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

16. Tenant will store all its trash and garbage within its Premises or in other facilities provided by Landlord for such purpose. Tenant will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Landlord.

17. The Premises will not be used for lodging nor shall the Premises be used for any improper, immoral or objectional purpose.

18. Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. Tenant will not leave or store any equipment, materials or items of any kind outside the walls of the Premises.

20. Tenant shall use at Tenant's cost such pest extermination and control contractor(s) as Landlord may direct and at such intervals as Landlord may reasonably require.

21. To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Project, Landlord may do so subject to reasonable rules and regulations.

22. Tenant's requirements will be attended to only upon appropriate written application to Landlord's management office for the Project by an authorized individual of Tenant. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

23. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

24. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed or advantageous,  for safety and security, for care, and cleanliness, attractiveness or benefit of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable rules and regulations which are adopted by Landlord. Tenant is responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

B. Parking Rules and Requlations. The following rules and regulations govern the use of the parking facilities which serve the Building. Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants assignees, contractors, suppliers, customers and invitees to observe the same:

1. Tenant will not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be left in the parking areas overnight and no vehicles are to be parked in the parking areas other than normally sized passenger automobiles, motorcycles and pick-up trucks. No storage of vehicles is permitted.

2. Vehicles must be parked entirely within painted stall lines of a single parking stall.

3. All directional signs and arrows must be observed.

4. The speed limit within all parking areas shall be five (5) miles per hour.

5. Parking is prohibited: (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where "no parking" signs are posted; (d) in cross-hatched areas; and (e) in such other areas as may be designated from time to time by Landlord or Landlord's parking operator.

6. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle's audible theft alarm system remains engaged for an unreasonable period of time.

7. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved by Landlord for such purpose is prohibited.

8. Landlord may refuse to permit any person to park in the parking facilities who violates these rules, and any violation of these rules shall subject the vioiator's car to removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9. Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

10. Landlord reserves the right from time to time to modify and/or adopt such other reasonable rules and regulations for the parking facilities as it deems reasonably necessary or advantageous to the operation of the parking facilities.

RULES AND REGULATIONS FOR ALTERATIONS

ALTERATIONS. After installation of the initial Tenant Improvements for the Premises as described on Exhibit "A-1" to the Lease, Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, "Alterations") without Landlord's prior written consent, which consent Landlord may withhold in its reasonable but subjective discretion. All permitted Alterations shall be subject to the following terms and conditions:

(a) Prohibited Alterations. Tenant may not make any Alterations which: (i) affect any area outside the Premises; (ii) affect the Building's structure, equipment, services or systems, or the proper functioning thereof, or Landlord's access thereto; (iii) affect the outside appearance, character or use of the Building or any Common Areas; (iv) in the reasonable opinion of Landlord, lessen the value of the Building; or, (v) will violate, require a change or incur an added cost in connection with any occupancy certificate, or insurance polity applicable to the Premises.

(b) Landlord's Approval. In requesting Landlord's approval of any Alterations, Tenant must deliver to Landlord written notice requesting Landlord's approval and a copy of any plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof. Landlord's approval of plans, specifications and/or working drawings for Alterations will not create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with applicable permits, laws, rules and regulations of governmental agencies or authorities. In approving any Alterations, Landlord reserves the right to require Tenant to increase its security deposit to provide Landlord with additional reasonable security for the removal of such Alterations by Tenant as may be required by the Lease.

(c) Contractors. Alterations may be made or installed only by contractors and subcontractors which have been approved in writing by Landlord, which approval Landlord will not unreasonably withhold or delay; provided, however, Landlord reserves the right to require that a contractor designated by Landlord as a preferred contractor for the Building be given the first opportunity to bid for any Alteration work. Before proceeding with any Alterations, Tenant agrees to provide Landlord with ten (10) days prior written notice and Tenant's contractors must obtain and maintain, on behalf of Tenant and at Tenant's sole cost and expense: (i) all necessary governmental permits and approvals for the commencement and completion of such Alterations; and (ii) if requested by Landlord, a completion and lien indemnity bond, or other surety, reasonably satisfactory to Landlord for such Alterations. Throughout the performance of any Alterations, Tenant agrees to obtain, or cause its contractors to obtain, workers compensation insurance and general liability insurance in compliance with the provisions of Paragraph 19 of the Lease.

(d) Manner of Performance. All Alterations must be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) in a lien-free and first-class and workmanlike manner; (iii) in compliance with all applicable permits, laws, statutes, ordinances, rules, regulations, orders and rulings now or hereafter in effect and imposed by any governmental agencies and authorities which assert jurisdiction; (iv) in such a manner so as not to interfere with the occupancy of any other tenant in the Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building; and (v) at such times, in such manner, and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(e) Ownership. At Landlord's election, all Alterations will become the property of Landlord and will remain upon and be surrendered with the Premises at the end of the Term of the Lease, or, Landlord may, by written notice delivered to Tenant, identify those Alterations which Landlord will require Tenant to remove at the end of the Term of the Lease. Landlord may also require Tenant to remove Alterations which Landlord did not have the opportunity to approve. If Landlord requires Tenant to remove any Alterations, Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration or earlier termination of the Lease and repair any damage to the Premises caused by such removal; or, at Landlord's option, Tenant agrees to pay to Landlord all of Landlord's costs of such removal and repair.

(f) Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including Tenant's business and trade fixtures, furniture, movable partitions and equipment [such as telephones, copy machines, computer terminals, refrigerators and facsimile machines]) will be and remain the property of Tenant, and must be removed by Tenant from the Premises, at Tenant's sole cost and expense, on or before the expiration or earlier termination of the Lease. Tenant agrees to repair any damage caused by such removal at its cost on or before the expiration or earlier termination of the Lease.

(g) Removal of Alterations. If Tenant fails to remove by the expiration or earlier termination of the Lease all of its personal property, or any Alterations identified by Landlord for removal, Landlord may, at its option, treat such failure as a hold-overpursuant to Paragraph 11(b) of the Lease, and/or Landlord may (without liability to Tenant for loss thereof) treat such personal property and/or Alterations as abandoned and, at Tenant's sole cost and expense, and in addition to Landlord's other rights and remedies under the Lease, at law or in equity: (a) remove and store such items; andlor (b) upon ten (10) days prior notice to Tenant, sell, discard or otherwise dispose of all or any such items at private or public sale for such price as Landlord may obtain or by other commercially reasonable means. Tenant shall be liable for all costs of disposition of Tenant's abandoned property and Landlord shall have no liability to Tenant with respect to any such abandoned property. Landlord agrees to apply the proceeds of any sale of any such property to any amounts due to Landlord under this Lease from Tenant (including Landlord's attorneys' fees and other costs incurred in connection with the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

EXHIBIT D
TENANT'S INSURANCE REQUIREMENTS

This Exhibit “D” defines the insurance requirements of your Lease in addition to all requirements included in Paragraph 8 of the Lease.

To assure compliance with these terms, we suggest you send a copy of this Exhibit “D” to your insurer or agent.   Initial Certificates must be provided to Landlord prior to occupancy of the Premises, renewals thirty (30) days before expiration.

1.           Tenant’s Comprehensive or Commercial General Liability Insurance:

•	$1,000,000 Combined Single Limit, each occurrence
•	$2,000,000 Aggregate (minimum) this location
•	$2,000,000 Products/Completed Operations Aggregate
•	Broad Form General Liability Endorsement coverages
•	Full comprehensive liability coverage of operations at leased premises.

2.           Tenant's Property Insurance:

•	All Risks coverage of Property owned by Tenant or for which the Tenant is legally liable; replacement cost basis, covering no less than 100% of all values;
•	Vandalism and malicious mischief coverage to be included; and
•	Sprinkler leakage and earthquake sprinkler leakage endorsements to be included.
•	One-year business interruption due to insured peril.

3.	Tenant's Workers' Compensation Insurance:

•	Statutory Limits and terms required by the State of Nevada, $1,000,000 Workers’ Compensation Limit

4.           Tenant's Automobile Insurance (if applicable):

•	$1,000,000 Combined Limit per accident; covering all owned, non-owned, hired autos

5.	All insurance is to be with licensed insurers having a Best's rating of "B+" or better, and must include the following:

•	Waiver of Subrogation in favor of Landlord;

•	Thirty (30) day pre-notice of cancellation renewal to Landlord;

•	Policy number and expiration date;

•	Bodily Injury, Property Damage, Personal Injury and Advertising Injury;

•	Blanket Contractual Liability - Covering Indemnity Paragraph 8.5;

•	Products and Completed Operations Liability;

•	Severability of Interest, permitting cross liability among insureds;

•	Provision stating that Tenant's insurance is primary and non-contributory with any insurance carried by Landlord; and

•	The Certificate Holders and Additional Insured(s) shall be:
                                 “Landlord”    (as defined in Paragraph 1.1 of the Lease) – Owner
                                                FKC LLC, a California limited liability company.

•	SEND ALL CERTIFICATES TO:
FKC HIGHLAND LLC
1050 E. Flamingo Rd., Suite S-100
Las Vegas, NV  89149
Tel.: 702-798-1700

6.
Without limiting the generality of the foregoing, Tenant shall obtain, pay and keep in full force for the full term hereof, the following insurance issued by a company or companies licensed to do business in Nevada and satisfactory to Landlord:

(a)	Worker’s Compensation Insurance covering all employees with coverage of not less than One Million Dollars ($1,000,000.00).

(b)
 Commercial General Liability Insurance with a limit of  liability of not less than One Million Dollars ($1,000,000.00) coverage for each occurrence, Two Million Dollars ($2,000,000.00) coverage for products-completed operation aggregate (CG2010) (11/85 ED.), and Two Million Dollars ($2,000,000.00) coverage for general aggregate.  Such insurance shall be written on an “occurrence” basis. If such Commercial General Liability Insurance contains a general aggregate limit, it shall apply separately to the Premises.  Insurance shall be written on ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and liability assumed under an insured contract.  Landlord and its management company shall all be included as Additional Insureds under the Commercial General Liability Insurance using the ISO additional insured endorsement CG 20 10 (11/85 ED.) or a substitute providing equivalent coverage. Tenant shall provide Landlord a Certificate of Insurance and an “Additional Insured Endorsement”.  Tenant’s insurance shall be primary insurance with respect to any claims covered thereunder; any other insurance maintained by Landlord shall be excess and non-contributory with the insurance provided hereunder.

(c)
Automobile Liability Insurance, including liability for all owned, hired and non-owned vehicles, with not less than One Million Dollars ($1,000,000.00) combined single limit bodily injury and property damage coverage;

Prior to the commencement of the Lease Tenant shall furnish to Landlord original certificates or copies of policies showing that such insurance is in force and that the premiums due thereunder have been paid and that Landlord and its management company are named by separate endorsement as additional insured in respect to any loss covered. Such certificates or policies shall provide that the insurance may not be cancelled, terminated or modified without thirty (30) days advance written notice thereof to each additional insured.  No policy shall contain any provisions for exclusion from liability other than provisions for exclusion forming a part of the standard basic unamended and unendorsed form of policy, provided, however, in no event shall any exclusion be permitted which conflicts with any coverage required by this Lease.  In the event of any failure of Tenant to furnish and maintain insurance required  hereunder, any additional insured, at its option, and without waiving the default of Tenant, shall have the right to obtain such insurance for, and in the name of Tenant and the additional insureds.  In such event Tenant shall pay the cost thereof upon demand (as additional rent) and shall furnish all information required by the insurance carrier.   Failure of Tenant to maintain the required insurance shall be grounds, in the sole discretion of Landlord, to terminate the Lease. All policies of insurance required hereunder must indicate that Tenant and its insurer(s), waive all rights of subrogation against Landlord and its management company as well as their respective agents, members, managers, directors, officers, employees, attorneys, contractors and representatives for recovery of damages to the extent these damages are covered by any policy of insurance required hereunder.  The insurance company(ies) providing coverage hereunder must be licensed to transact business in the State of Nevada and must carry an A.M. Best Rating of B+ or better.

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EXHIBIT E
TENANT ENVIRONMENTAL QUESTIONNAIRE

The purpose of this form is to obtain information regarding the use or proposed use of Hazardous Substances, as defined in Paragraph 50.2 of the Lease, at the Premises. Prospective tenants should answer the questions in light of their proposed operations at the Premises. Existing tenants should answer the questions as they relate to ongoing operations at the Premises and should update any information previously submitted. If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.   If conditions arise subsequent to the completion of this form which would cause any information previously provided by Tenant to be inaccurate, Tenant shall forthwith advise Landlord in writing of all such changes.

Your cooperation in this matter is appreciated.

1.0           GENERAL INFORMATION

Name of Responding Company:  __________________________
Check the Applicable Status:       Prospective Tenant      Existing Tenant

Mailing Address: _____________________________
_____________________________
_____________________________

Contact Person and Title: ______________________, Telephone Number: ___/______________

Address of Leased Premises:  ______________________________________

Length of Lease Term:  ________ months

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted. Existing tenants should describe any proposed changes to ongoing operations.

_____________________________________________________________________________________.

2.0            STORAGE OF HAZARDOUS SUBSTANCES

2.1           Will any Hazardous Substances be used or stored on-site?

Wastes                      Yes [ ]                     No [ ]

Chemical Products  Yes [ ]                     No [ ]

Other                         Yes [ ]                     No [ ]

2.2           Attach a list of any Hazardous Substances to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage.

3.0           STORAGE TANKS AND SUMPS

3.1           Is any above or below ground storage of gasoline, diesel or other Hazardous Substances in tanks or sumps proposed or currently conducted at the premises?

Yes [ ]                     No [ ]

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank. Attach copies of any permits obtained for the storage of such substances.

3.2           Have any of the tanks or sumps been inspected or tested for leakage?

Yes [ ]                     No [ ]

If yes, attach the results.

3.3           Have any spills or leaks occurred from such tanks or sumps?

Yes [ ]                     No [ ]

3.4           Were any regulatory agencies notified of the spill or leak?

Yes [ ]                     No [ ]

If yes, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

 3.5           Have any underground storage tanks or sumps been taken out of service or removed?

Yes [ ]                     No [ ]

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.0           SPILLS

4.1           If an existing tenant, during the past year, have any spills occurred at the Premises?

Yes [ ]                     No [ ]

If yes, please describe the location of the spill.

_______________________________________________________________________________

4.2           Were any agencies notified in connection with such spills?

Yes [ ]                     No [ ]

If yes, attach copies of any spill reports or other correspondence with regulatory agencies.

 4.3           Were any clean-up actions undertaken in connection with the spills?

Yes [ ]                     No [ ]

If yes, attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or groundwater sampling done upon completion of the clean-up work.

5.0            WASTE MANAGEMENT

5.1           Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes [ ]                     No [ ]

5.2           Has your company filed a biennial report as a hazardous waste generator?

Yes [ ]                     No [ ]

If yes, attach a copy of the most recent report filed.

 5.3           Attach a list of the hazardous wastes, if any, generated or to be generated at the Premises, its hazard class and the quantity generated on a monthly basis.

5.4           Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

On-site treatment or recovery: _________________

Discharged to sewer: _______________________

Transported & disposed of off-site:

Incinerator: ______________________________

5.5           Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

_________________________________________

5.6           Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the Premises:

Yes [ ]                     No [ ]

If yes, please describe any existing or proposed treatment methods.

_______________________________________________________________________________

5.7           Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the Premises.

5.8           Please attach copies of any consents to your use or storage of Hazardous Substances given by any prior owner of the Property.

6.0           WASTEWATER TREATMENT/DISCHARGE

6.1           Do you discharge wastewater to:

Storm drain:     Yes [ ]                     No [ ]   Sewer:                    Yes [ ]                     No [ ]

Surface water: Yes [ ]                     No [ ]   Industrial disch.:  Yes [ ]                     No [ ]

Is your wastewater treated before discharge?

Yes [ ]                     No [ ]

If yes, describe the type of treatment conducted.

______________________________________________________________________

6.3           Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the Premises.

7.0           AIR DISCHARGES

7.1           Do you have any filtration systems or stacks that discharge into the air?

Yes [ ]                     No [ ]

 7.2           Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

  [ ] Spray booth                                       [ ] Incinerator
  [ ] Dip tank                                              [ ] Other (please describe) ______________________
  [ ] Drying oven                                      [ ]  Other equipment requiring air permits

 7.3           Are air emissions from your operations monitored?

Yes [ ]                     No [ ]

If yes, indicate the frequency of monitoring and a description of the monitoring results.

________________________________________________________________________________

7.4           Attach copies of any air emissions permits pertaining to your operations at the Premises.

8.0           HAZARDOUS SUBSTANCES DISCLOSURES

8.1           Does your company handle Hazardous Substances in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

Yes [ ]                     No [ ]

 8.2           Has your company prepared a Hazardous Substances management plan pursuant to any applicable requirements of a local fire department or governmental agency?

Yes [ ]                     No [ ]

If yes, attach a copy of the business plan.

8.3           Has your company adopted any voluntary environmental, health or safety program?

Yes [ ]                     No [ ]

If yes, attach a copy of the program.

9.0           ENFORCEMENT ACTIONS, COMPLAINTS

9.1           Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes [ ]                     No [ ]

If yes, describe the actions and any continuing compliance obligations imposed as a result of these actions.

__________________________________________________________________________________

9.2           Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

Yes [ ]                     No [ ]

9.3           Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes [ ]                     No [ ]

9.4           Has an environmental audit ever been conducted at your company's current facility?

Yes [ ]                     No [ ]

If yes, identify who conducted the audit and when it was conducted:  _________________________

10.0	Are you aware of any potential damage to persons or property that could be caused by the use of any Hazardous Substance or any other substance in the ordinary course its usage or your use.